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Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Michael T. Fries, Charles H.R. Bracken and Frederick G. Westerman III and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-3 in connection with the registration by UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), of equity securities, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and issuance of such shares with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

April 23, 2004	/s/ GENE W. SCHNEIDER Gene W. Schneider, Chairman and Director
April 23, 2004	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Executive Officer and Director
April 23, 2004	/s/ ROBERT R. BENNETT Robert R. Bennett, Director
April 23, 2004	/s/ CHARLES H.R. BRACKEN Charles H.R. Bracken, Co-Chief Financial Officer
April 23, 2004	/s/ JOHN P. COLE, JR. John P. Cole, Jr., Director
April 23, 2004	/s/ VALERIE L. COVER Valerie L. Cover, Vice President, Controller and Co-Principal Accounting Officer
April 23, 2004	/s/ JOHN W. DICK John W. Dick, Director
April 23, 2004	/s/ PAUL A. GOULD Paul A. Gould, Director
April , 2004	Gary S. Howard, Director

April 23, 2004	/s/ DAVID B. KOFF David B. Koff, Director
April 23, 2004	/s/ JOHN C. MALONE John C. Malone, Director
April 23, 2004	/s/ RUTH E. PIRIE Ruth E. Pirie, Co-Principal Accounting Officer
April , 2004	Mark L. Schneider, Director
April 23, 2004	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Co-Chief Financial Officer

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POWER OF ATTORNEY